EXHIBIT 99.1

El Capitan Precious Metals Announces Replacement of Common Stock Rights Plan with Preferred Stock Rights Plan

SCOTTSDALE, Ariz.--(BUSINESS WIRE)-- El Capitan Precious Metals, Inc. (OTCBB:ECPN.ob - News) announced today that it amended its existing common stock rights plan, commonly known as a poison pill, effective August 25, 2011. Under the terms of the amendment, the Company’s existing common stock purchase rights will expire on September 6, 2011, rather than on December 25, 2015 as originally provided. In connection with amending the existing rights plan, and in order to maintain continued shareholder protection from coercive takeover attempts, the Board of Directors of El Capitan adopted a new preferred stock rights plan to replace it.

Due to the large number of shares issued in connection with El Capitan’s recent acquisition of Gold and Minerals Company, Inc., the Company did not believe that its authorized and unissued capital stock was sufficient to support the existing common stock purchase rights going forward. El Capitan’s Board of Directors believes that retaining in place anti-takeover protection, in the form of a new preferred stock rights plan, will reduce the likelihood that any person or group would gain control of the Company by open market accumulation or other coercive takeover tactics without paying a control premium for all shares. The new rights plan is not intended to deter offers that are fair and otherwise in the best interests of El Capitan’s shareholders.

“We believe that the true value of El Capitan is not reflected in the current price of the Company’s stock,” said John F. Stapleton, Chairman of El Capitan’s Board of Directors. Mr. Stapleton continued, stating that “adoption of this new rights plan will help ensure that all shareholders will be able realize the full value of their investment in the Company.”

Under the terms of the new rights plan, rights to purchase one ten-thousandth (1/10,000) of a share of new Series A Junior Participating Preferred Stock at a price of $20.00 will be issued at the rate of one right for each outstanding share of the Company’s common stock held of record on August 25, 2011. The rights will initially trade together with the Company’s common stock and will not be exercisable. In the absence of further action by the Company’s Board of Directors, the rights will generally become exercisable if a person or group acquires, or commences a tender or exchange offer, the consummation of which would result in such person or group acquiring, beneficial ownership of 10% or more of El Capitan’s outstanding common stock. Rights held by the person or group triggering the rights will become void and will not be exercisable. If a person becomes an “acquiring person,” each holder of a right (other than the acquiring person) would be entitled to purchase, at the then-current exercise price, such number of shares of El Capitan common stock having a market value equal to two times the exercise price of the right. If El Capitan is acquired in a merger or other business combination transaction after any such event, each holder of a right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company’s common stock having a value of twice the exercise price of the right. Further details about the rights plan will be contained in a Form 8-K to be filed by El Capitan with the U.S. Securities and Exchange Commission.

The statements included in this press release concerning predictions of economic performance and management’s plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the results of metallurgical testing, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, pre-feasibility and feasibility studies and the possibility that future exploration, development, testing or mining results will not be consistent with past results and/or the Company’s expectations; discrepancies between different types of testing methods, some or all of which may not be industry standard; the ability to mine precious and other minerals on a cost effective basis; the Company’s ability to successfully complete contracts for the sale of its products; fluctuations in world market prices for the Company’s products; the Company’s ability to obtain and maintain regulatory approvals; the Company’s ability to obtain financing for continued operations and/or the commencement of mining activities on satisfactory terms; the Company’s ability to enter into and meet all the conditions to consummate contracts to sell its mining properties that it chooses to list for sale; and other risks and uncertainties described in the Company’s filings from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to update its forward-looking statements.

Contact:
El Capitan Precious Metals, Inc.James G. Ricketts, 303-472-3298www.elcapitanpmi.com